Filed Pursuant to Rule 424(b)(3)
Registration No. 333-134900

11,773,324 Shares of Common Stock

ONSTREAM MEDIA CORPORATION
Supplement dated January 19, 2007
to Prospectus dated July 27, 2006

This Prospectus Supplement (the “Supplement”) updates the table in the “Selling Security Holders” section of the prospectus dated July 27, 2006 (the "Prospectus"), to reflect the number of shares owned and offered by Axiom Capital Management, Inc., Chicago Investment Group LLC and Ladenburg Thalmann & Co., Inc., after adjustment to reflect recent transfers since the date of the Prospectus (except as noted in Footnote 78), of securities from those entities to the nineteen individuals listed below, as follows:

Name of selling security holder	Number of shares owned	Percentage owned before offering	Shares to be offered	Shares to be owned after offering	Percentage owned after offering
Axiom Capital Management, Inc. (5)	22,500	*	22,500	-	0.0%
Chicago Investment Group LLC (15)	-	0.0%	-	-	0.0%
Ladenburg Thalmann & Co., Inc. (40)	83,750	*	45,000	38,750	*
Erik Brous (74)	14,625	*	14,625	-	0.0%
Anthony Fitzgerald (75)	1,719	*	1,719	-	0.0%
Marcelo Martins (76)	1,719	*	1,719	-	0.0%
David Vynerib (77)	21,937	*	21,937	-	0.0%
Robert Kropp (78)	35,000	*	35,000	-	0.0%
Joseph Baffoe (79)	5,875	*	5,875	-	0.0%
John Buckmaster (80)	1,175	*	1,175	-	0.0%
Howard Corum (81)	54,500	*	54,500	-	0.0%
Stewart Ginn (82)	833	*	833	-	0.0%
David Gorman (83)	5,875	*	5,875	-	0.0%
Rodney Ibrahim (84)	834	*	834	-	0.0%
Jan Koe (85)	881	*	881	-	0.0%
William LaPiana (86)	833	*	833	-	0.0%
Golan Lewkowicz (87)	1,175	*	1,175	-	0.0%
Richard Lynch (88)	96,644	*	96,644	-	0.0%
Brian McDaniel (89)	2,500	*	2,500	-	0.0%
George Reilly (90)	5,875	*	5,875	-	0.0%
Howard Yeager (91)	57,000	*	57,000	-	0.0%
Joseph Azure (92)	1,000	*	1,000	-	0.0%

•  represents less than 1%

The footnotes to the "Selling Security Holders" section of the Prospectus are updated as follows:

(5)
The number of shares owned and offered includes 22,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which excludes 14,625 options transferred to Mr. Erik Brous - see footnote 74 below, 1,719 options transferred to each of Mr. Anthony Fitzgerald and Mr. Marcelo Martins - see footnotes 75 and 76 below and 21,937 options transferred to Mr. David Vynerib - see footnote 77 below. Mark Martino, president, is the control person of Axiom Capital Management, Inc., an NASD-member firm, and exercises sole voting and dispositive powers over these shares. The warrant, plus $38,500 cash, was issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(15)
There are no shares owned or offered, as a result of the transfer since the date of the Prospectus of (i) 35,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 200,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, to fourteen individuals, as detailed in footnotes 79 through 92 below. Mr. Richard P. Lynch is the control person of Chicago Investment Group LLC, an NASD-member firm, and exercised sole voting and dispositive powers over these shares. The $1.50 warrant, plus $24,500 cash, was issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(40)	The number of shares owned includes:

* 35,000 shares of our common stock issuable upon the exercise of a common stock purchase option with an exercise price of $2.25 per share, which excludes 35,000 options transferred to Mr. Robert Kropp - see footnote 78 below,

* 10,000 shares of our common stock issuable upon the exercise of a common stock purchase option with an exercise price of $1.65 per share,

* 28,750 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, and

* 10,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.65 per share.

The number of shares offered includes:

* 35,000 shares of our common stock issuable upon the exercise of a common stock purchase option with an exercise price of $2.25 per share, and

* 10,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.65 per share.

Mr. Salvatore Giardina is the CFO and control person of Ladenburg Thalmann & Co., Inc., an NASD-member broker dealer, and exercises sole voting and dispositive powers over these shares. The $2.25 option and the $1.65 warrant owned and offered were issued for financial advisory services. The $1.65 option for 10,000 shares owned but not offered and the $1.50 warrant, plus $59,250 cash, was issued in connection with the 2004/2005 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the $1.65 warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 9.999% of our issued and outstanding common stock.

(74)
The number of shares owned and offered includes 14,625 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which were transferred from Axiom Capital Management, Inc., pursuant to an Assignment dated October 25, 2006 - see footnote 5 above. The warrant was issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(75)
The number of shares owned and offered includes 1,719 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which were transferred from Axiom Capital Management, Inc., pursuant to an Assignment dated October 25, 2006 - see footnote 5 above. The warrant was issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(76)
The number of shares owned and offered includes 1,719 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which were transferred from Axiom Capital Management, Inc., pursuant to an Assignment dated October 25, 2006 - see footnote 5 above. The warrant was issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(77)
The number of shares owned and offered includes 21,937 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which were transferred from Axiom Capital Management, Inc., pursuant to an Assignment dated October 25, 2006 - see footnote 5 above. The warrant was issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(78)
The number of shares owned and offered includes 35,000 shares of our common stock issuable upon the exercise of a common stock purchase option with an exercise price of $2.25 per share, which were transferred from Ladenburg Thalmann & Co., Inc., pursuant to an Assignment Letter dated August 19, 2004- see footnote 40 above. The option was issued for financial advisory services.

(79)
The number of shares owned and offered includes (i) 875 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 5,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(80)
The number of shares owned and offered includes (i) 175 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 1,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(81)
The number of shares owned and offered includes (i) 5,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 49,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(82)
The number of shares owned and offered includes 833 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(83)
The number of shares owned and offered includes (i) 875 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 5,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(84)
The number of shares owned and offered includes 834 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(85)
The number of shares owned and offered includes (i) 131 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 750 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(86)
The number of shares owned and offered includes 833 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(87)
The number of shares owned and offered includes (i) 175 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 1,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(88)
The number of shares owned and offered includes (i) 14,394 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 82,250 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(89)
The number of shares owned and offered includes 2,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share, which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

(90)
The number of shares owned and offered includes (i) 875 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 5,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(91)
The number of shares owned and offered includes (i) 7,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and (ii) 49,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, both of which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.50 warrant issued in connection with the 2006 Financing Transactions. The number of shares of our common stock which may be acquired by the holder upon the exercise of the warrants issued in connection with those financing transactions is limited to the extent necessary to ensure that following the conversion and/or exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock. The $1.05 warrant is compensation for financial advisory services.

(92)
The number of shares owned and offered includes 1,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.05 per share, which were transferred from Chicago Investment Group LLC pursuant to an Assignment dated December 21, 2006 - see footnote 15 above. The $1.05 warrant is compensation for financial advisory services.

The Prospectus, together with this Supplement, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the common stock issuable upon conversion or exercise of the notes or warrants. All references in the Prospectus to "this prospectus" are amended to read "this prospectus as supplemented and amended".

This Supplement does not contain complete information about the shares of common stock of Onstream. Additional information is contained in the Prospectus dated July 27, 2006 and this Supplement should be read in conjunction with the Prospectus dated July 27, 2006.